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                                                                   Exhibit 22



                           COGNITRONICS CORPORATION

                                 SUBSIDIARIES




                            Dacon Electronics Plc
                      (incorporated in United Kingdom)

                           Dacon Electronics Corp.
                        (Incorporated in New Jersey)

                           American Computer Corp.
                         (Incorporated in New York)
                                (inactive)

                             Reed Printing, Inc.
                         (Incorporated in New York)
                                (inactive)

                           Stamford Crescent Corp.
                        (Incorporated in Connecticut)
                               (inactive)